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                                                                    EXHIBIT 99.1

LOGO
                                REVOCABLE PROXY
                        COMMUNITY FINANCIAL CORPORATION
                            620 FONTAINE ROAD, S.W.
                            MABLETON, GEORGIA 30126

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMMUNITY FINANCIAL CORPORATION ("CFC") FOR USE ONLY AT THE ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON      , 1998, AND AT ANY POSTPONEMENT OR ADJOURNMENT
THEREOF (THE "ANNUAL MEETING").

  The undersigned, being a Shareholder of CFC, hereby appoints       and      ,
and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent the undersigned at the Annual Meeting and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, on the following matters in accordance with the following instructions on the reverse side hereof:

 1 To consider and vote upon a proposal to approve the Agreement and Plan of
Merger, dated as of June 8, 1998 (the "Merger Agreement"), by and between CFC and Alabama National BanCorporation ("ANB"), pursuant to which, among other matters (a) CFC would be merged with and into ANB (the "Merger") and (b) each share of CFC common stock will be converted into the right to receive 0.351807 shares of ANB common stock. A copy of the Merger Agreement is set forth in
Appendix A to the accompanying Proxy Statement and Prospectus.
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
ELECTION TO APPROVE THE  FOR Approval of the Merger AGAINST Approval of the Merger ABSTAIN from Approval of the Merger
MERGER:                             [_]                          [_]                               [_]
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 2 To elect 11 directors to serve on the CFC Board of Directors until the consummation of the above-referenced Merger or until the next annual meeting and until their successors are duly elected and qualified.
  [_] FOR All Nominees (Other than as Struck Below)
  [_] WITHHOLD AUTHORITY To Vote For All Nominees Listed
 NOTE: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.
 Roy E. Barnes, W. Ray Barnes, Thomas J. Browning, Ray H. Collier, Paul Y.
 Cuthbertson, C. Eugene Eubanks, C. Freeman Poole, Mildred A. Reeves, Ken F.
 Thigpen, Stephen P. Thompson, and R. Truman Travis.

 3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
 Please mark, date and sign this Proxy below and return promptly using the enclosed envelope.
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               THIS PROXY CARD IS CONTINUED ON THE REVERSE SIDE.
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

  THE UNDERSIGNED ACKNOWLEDGES THAT THE ANNUAL MEETING MAY BE POSTPONED OR ADJOURNED TO A DATE SUBSEQUENT TO THE DATE SET FORTH ABOVE, AND INTENDS THAT THIS PROXY SHALL BE EFFECTIVE AT THE ANNUAL MEETING AFTER SUCH POSTPONEMENT(S) OR ADJOURNMENT(S). THIS PROXY IS REVOCABLE, AND THE UNDERSIGNED MAY REVOKE IT AT ANY TIME BY DELIVERY OF WRITTEN NOTICE OF SUCH REVOCATION TO CFC, PRIOR TO THE DATE OF THE ANNUAL MEETING, OR BY ATTENDANCE AT THE ANNUAL MEETING.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE MERGER AND FOR ALL DIRECTOR NOMINEES.

                                                  Signature(s): _______________
                                                  Date: _______________________

                                                  NOTE: Please sign exactly as
                                                  name appears above. When
                                                  signing as attorney, execu-
                                                  tor, administrator, trustee
                                                  or guardian, please give
                                                  full title as such. If a
                                                  corporation, please sign in
                                                  full corporation name by
                                                  president or other autho-
                                                  rized officer. If a partner-
                                                  ship, please sign in part-
                                                  nership name by authorized
                                                  person.